SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 10, 2001
                                                         -----------------


                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


      Delaware                          000-29239               36-3909334
      --------                          ---------               ----------
(State or other jurisdiction           (Commission             (IRS Employer
   of incorporation)                     File No.)           Identification No.)


150 North Michigan Avenue, Suite 3400
Chicago, Illinois                                                  60601
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)




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Item 9.           Regulation FD Disclosure.
                  ------------------------

         Inforte Corp. (the "Company") and Philip S. Bligh, Stephen C.P. Mack and Nick Padgett, as officers of the Company, have been named as defendants in Brian Padgett v. Inforte Corp.; Goldman, Sachs & Co.; Salomon Smith Barney, Inc.; Philip S. Bligh; Stephen C.P. Mack and Nick Padgett, Case No. 01 CV 10836, filed on November 30, 2001 in Federal Court in the Southern District of New York. The complaint alleges violations of federal securities laws in connection with the Company's initial public offering ("IPO") occurring in February 2000 based on alleged omissions in the Company's prospectus relating to compensation payable to, and the manner of distribution of the Company's IPO shares by, the Company's underwriters. The complaint does not allege any claims relating to any alleged misrepresentations or omissions with respect to the Company's business. The complaint also does not allege that the Company or Messrs. Bligh, Mack and Padgett knew of these alleged omissions. The Company believes it and its officers have meritorious defenses to the claims and intends to vigorously defend the lawsuit.






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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INFORTE CORP.


December 10, 2001                      By:     /s/ Nick Padgett
                                          --------------------------------------
                                               Nick Padgett,
                                               Chief Financial Officer









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